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EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors

Consumer Portfolio Services, Inc.:


We consent to the incorporation by reference in the Registration Statement (No. 333-58199,333-35758, 333-75594 and 333-115622) of Consumer Portfolio Services,
Inc. on Form S-8 of Consumer Portfolio Services, Inc., of our report dated March 16, 2005, appearing in the Annual Report on Form 10-K of Consumer Portfolio Services, Inc. for the year ended December 31, 2004



/s/ MCGLADREY & PULLEN LLP


Irvine, California
March 30, 2005


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